EXHIBIT 10.01

                                  EUROPA IT APS

                                                                  March 17, 2000



                  RE:  STRATEGIC PLAN FOR THE CREDITORS OF
                       CHS ELECTRONICS, INC. ("CHS")

Dear Creditor:

         This letter agreement (the "Letter Agreement"), dated as of the date first written above, by and between CHS Electronics, Inc., a Florida corporation ("CHS"), you (referred herein as the "Holder"), and Europa IT ApS, a Danish corporation (the "Company"), is entered into in connection with a proposed transaction to be consummated as part of a bankruptcy plan involving (i) the 9.875% Senior Notes due 2005 of CHS (the "Notes"), (ii) the Floating Rate Convertible Debentures due 2003 of CHS (the "Debentures") and (iii) other general unsecured claims against CHS ("Claims" and, together with the Notes and the Debentures, the "CHS Liabilities").

         CHS is in the process of implementing a strategic plan (the "Strategic Plan") pursuant to a voluntary bankruptcy proceeding (the "Bankruptcy Case") under Chapter 11 of the United States Bankruptcy Code, 11 U.S.C. ss.ss.101 ET SEQ. (the "Bankruptcy Code") to be filed in the U.S. Bankruptcy Court for the District of Delaware or the Southern District of Florida. The terms and conditions of the Strategic Plan are set forth in the Summary of Proposed Strategic Plan (the "Summary of Terms") attached as EXHIBIT A. The Strategic Plan contemplates and will be embodied in a plan of reorganization (the "Reorganization Plan") in the Bankruptcy Case which, if confirmed, will allow creditors of CHS to receive a package of equity and/or debt securities of the Company, in exchange for the sale by CHS to the Company of the capital stock of CHS' European Subsidiaries and certain other assets free and clear of all liens, claims, encumbrances and interests. The Reorganization Plan must be consistent with the terms set forth in Exhibit A and acceptable to the Company and Holders in all material respects.

         THE COMPANY'S WILLINGNESS AND OBLIGATION TO PROCEED WITH THE TRANSACTION ARE CONTINGENT UPON (I) RECEIVING SIGNED LETTER AGREEMENTS FROM IBM AND SEAGATE WITH RESPECT TO ALL OF THEIR CLAIMS AGAINST CHS, RECEIVING SIGNED LETTER AGREEMENTS FROM HOLDERS THAT HOLD AT LEAST 66 2/3% IN AMOUNT AND MORE THAN 50% IN NUMBER OF ALL CLAIMS REPRESENTED BY THE NOTES, AND RECEIVING SIGNED LETTER AGREEMENTS FROM HOLDERS THAT HOLD AT LEAST 66 2/3% IN AMOUNT AND MORE THAN 50% IN NUMBER OF ALL CLAIMS REPRESENTED BY THE DEBENTURES (THE "REQUIRED HOLDERS") BY THE CLOSE OF BUSINESS ON MARCH 24, 2000; (II) THE COMMENCEMENT OF A VOLUNTARY BANKRUPTCY CASE BY CHS NOT LATER THAN 31ST MARCH 2000; AND (III) THE ENTRY OF A FINAL, NON-APPEALABLE, ORDER CONFIRMING THE REORGANIZATION PLAN ON OR BEFORE AUGUST 21, 2000 THAT IS ACCEPTABLE TO THE COMPANY IN ALL RESPECTS. Based upon and subject to the foregoing, the parties agree as follows:


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         1. COMMENCEMENT OF BANKRUPTCY CASE. As soon as practicable following receipt of signed Letter Agreements from the Required Holders and approval of the terms of the proposed Strategic Plan by the Company's Board of Directors, but in any event not later than 31st March 2000, CHS shall commence the Bankruptcy Case by filing a voluntary petition under Chapter 11 of the Bankruptcy Code with the United States Bankruptcy Court for the District of Delaware or the Southern District of Florida. CHS will file the Reorganization Plan with the Bankruptcy Court on the same day that it files its bankruptcy petition, and related Disclosure Statement within a reasonable time thereafter, and will seek confirmation of the Reorganization Plan on an expedited basis.

         2. REPRESENTATIONS AND AGREEMENTS OF HOLDERS. The Holder agrees that it will vote in favor of and fully support the Reorganization Plan provided that
(i) the terms of the Reorganization Plan and all related documents are consistent in all material respects with, or more favorable to the Holder than, the terms set forth in Exhibit A; (ii) the Bankruptcy Case is filed by 31st March 2000, and (iii) the Reorganization Plan is confirmed by the Bankruptcy Court not later than 21 August 2000. Notwithstanding any other provision of this Agreement, the Reorganization Plan will provide that if the order confirming the Reorganization Plan is not substantially consistent with the Reorganization Plan and EXHIBIT A hereto, it shall be a condition to confirmation that the order be satisfactory to Holder and the Company and that any amendment to the Reorganization Plan or waiver of conditions to confirmation and effectiveness shall require the consent of Holder and the Company. The Holder agrees that until the termination of this Letter Agreement, the Holder will not sell or transfer any or all of such Holder's Notes, Debentures, or Claims unless the transferee (the "Transferee") of such Notes, Debentures or Claims agrees to be bound by the terms of this Letter Agreement prior to such transfer. The Holder agrees that, so long as it receives notice not later than 24 March 2000 that the Company has received signed Letter Agreements from the Required Holders, it will forbear from instituting or participating in any action with respect to the Notes, the Debenture and the Claims against CHS, CHS affiliates being sold pursuant to the Strategic Plan or CHS affiliates that are participating in the sale pursuant to the Strategic Plan, including but not limited to filing any involuntary bankruptcy petition (or other insolvency proceeding) against CHS until after 31st March 2000. Except as provided herein, Holder retains any and all rights and remedies against CHS and IBM and Seagate retain any and all rights and remedies with respect to CHS affiliates in foreign insolvency proceedings. The Holder further represents and warrants to the Company that:

                  (a) as of the date hereof, Holder is the beneficial owner of, or holder of investment authority over, the Notes or Debentures set forth opposite such Holders name on the signature page hereof, or is the Holder of Claims in the amount set forth opposite Holders' name on the signature page hereof and that, to its knowledge, its claims are undisputed, fixed, and liquidated, except with respect to accrued interest, provided, however, Seagate and IBM may estimate their respective Claims, including estimating the Claims within a range, if such Claims are conditional or unliquidated; and

                  (b) the Holder has received and reviewed this Agreement and all schedules and exhibits hereto, and, assuming the representations and warranties of the Company and CHS are true and correct, has received all such information as it deems necessary and


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         appropriate to enable it to evaluate the financial risk inherent in the transaction.

         In addition to the other conditions to Holder's obligations set forth herein, each obligation and liability of Holder under this Agreement is conditioned in its entirety upon (a) the truth of the representations and warranties of the Company and CHS set forth herein and performance by the Company and CHS of its agreements and covenants herein contained, (b) the terms and conditions of the treatment of the Notes, Debentures, and Claims under the Strategic Plan not differing from those set forth herein in any manner adverse to Holder, (c) the Strategic Plan containing no material conditions adversely affecting Holder other than those described in this Agreement, (d) this Agreement not having been terminated pursuant to Section 6 hereof, (e) the Strategic Plan being consistent in all material respects with, or more favorable to the Holder than, the terms and provisions of this Agreement.

         3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to CHS and each Holder as follows: (a) The Company is a corporation duly organized and existing under the laws of Denmark; (b) the Company has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder; (c) the execution and delivery of this Agreement and the performance by the Company of its obligations hereunder have been authorized by all necessary corporate action; (d) this Agreement has been duly executed by the Company and constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

         4. REPRESENTATIONS AND WARRANTIES OF CHS. CHS hereby represents and warrants to the Company and each Holder as follows: (a) CHS is a corporation duly organized and existing under the laws of Florida; (b) CHS has the power and authority to execute and deliver this Agreement and to perform its obligations hereunder; (c) the execution and delivery of this Agreement and the performance by CHS of its obligations hereunder have been authorized by all necessary corporate action; (d) this Agreement has been duly executed by CHS and constitutes the valid and binding obligation of CHS, enforceable against CHS in accordance with its terms; and (e) information provided by CHS or its representatives to the Company and the Holder, including all information filed or made available in CHS' most recent Form 10-Q and 10-K filings, did not contain an untrue statement of material fact, or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading.

         5. DISCLOSURE. The parties to this Letter Agreement authorize and direct the Company and CHS to disclose in the Reorganization Plan and in the Bankruptcy Case the existence and terms of this Letter Agreement.

         6. TERMINATION. This Letter Agreement shall automatically terminate upon the earlier of (i) the date of notice from the Company that it has failed to receive the signed Letter Agreements from the Required Holders (ii) March 24, 2000, unless the Company notifies the Holder in writing on or prior to such date that the Company has received signed Letter Agreements from the Required Holders and included copies of such Letter Agreements (iii) April 1, 2000, if CHS has not filed the Bankruptcy Case as contemplated herein and (iv) August 21, 2000, if the Bankruptcy Court has not confirmed the Reorganization Plan consistent with the


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         terms set forth in Exhibit A in all respects.

         7. NOT AN AMENDMENT OR WAIVER. It is acknowledged and agreed that (except as expressly provided for herein, including without limitation in the exhibits hereto) entering into this Agreement, negotiating with respect to the Notes, the Debentures, the Claims or the Strategic Plan or any other action taken by Holder does not constitute full or partial amendment or waiver of any of such Holder's rights and remedies under the Notes or the Debentures or at law or otherwise, and Holder hereby reserves such rights and remedies.

         8. ADDITIONAL NOTES AND DEBENTURES. Nothing in this Agreement shall be deemed to limit or restrict the ability or right of Holder to acquire any additional Notes or Debentures (the "Additional Securities") or other claims against CHS or any affiliate of CHS; provided, however, that in the event Holder acquires any such Additional Securities after the date hereof (other than any such Notes or Debentures that are already subject to the provisions of an agreement with CHS substantially similar to this Agreement, which Notes and Debentures shall remain subject to the provisions of such agreement), such Additional Securities or Claims shall immediately upon such acquisition become subject to the terms of this Agreement.

         9. GOVERNING LAW. THIS LETTER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

         10. ENFORCEMENT AND VENUE. IRREPARABLE DAMAGES WOULD OCCUR IN THE EVENT THAT ANY OF THE PROVISIONS OF THIS LETTER AGREEMENT WERE NOT PERFORMED IN ACCORDANCE WITH THEIR SPECIFIC TERMS OR WERE OTHERWISE BREACHED. ACCORDINGLY, THE PARTIES SHALL BE ENTITLED TO AN INJUNCTION OR INJUNCTIONS TO BREACHES OF THIS LETTER AGREEMENT AND TO ENFORCE SPECIFICALLY THE TERMS AND PROVISIONS OF THIS LETTER AGREEMENT IN THE FEDERAL COURT OF THE UNITED STATES LOCATED IN THE STATES OF DELAWARE OR FLORIDA, THIS BEING IN ADDITION TO ANY OTHER REMEDY TO WHICH THEY ARE ENTITLED AT LAW OR IN EQUITY. EACH OF THE PARTIES HERETO (I) SHALL SUBMIT ITSELF TO THE JURISDICTION OF THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF DELAWARE IN THE EVENT ANY DISPUTE ARISES OUT OF THIS LETTER AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY, (II) SHALL NOT ATTEMPT TO DENY OR DEFEAT SUCH PERSONAL JURISDICTION BY MOTION OR OTHER REQUEST FOR LEAVE FROM ANY SUCH COURT, AND (III) SHALL NOT BRING ANY ACTION RELATING TO THIS LETTER AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY COURT OTHER THAN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATES OF DELAWARE OR FLORIDA.

         CHS and the Company agree that all of their respective agreements and obligations in connection with the Reorganization Plan (including the securities to be issued pursuant thereto) shall include governing law, submission to jurisdiction and venue provisions on the same terms as this Agreement.

         11. PAYMENT OF PROFESSIONAL FEES AND DUE DILIGENCE EXPENSES. Simultaneously with


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the delivery of this Letter Agreement, CHS agrees to pay (i) a retainer of
$100,000 to counsel to the Noteholders Committee, Cadwalader, Wickersham & Taft and (ii) the sum of $125,000 to the Company, as compensation for due diligence and related fees and expenses incurred by the Company in the preparation of the Proposed Strategic Plan and related matters. In addition, CHS further agrees to pay all reasonable fees and expenses of the Holder and the Company in connection with this Letter Agreement and the Bankruptcy Case. The foregoing agreement to pay reasonable fees and expenses of the Holder shall be included in the Reorganization Plan.

         12. NO WAIVER. It is acknowledged and agreed that entering into this Agreement. negotiating with respect to the Notes, the Debentures, and the Claims, the Strategic Plan or the Reorganization Plan or any other action taken by Holder does not constitute a full or partial amendment or waiver of any of Holder's rights or remedies against CHS, and Holder hereby reserves all such rights and remedies against CHS.

         13. FURTHER ASSURANCES. Holder shall execute and deliver such other documents and instruments and take such further actions as may be necessary or appropriate or as may be reasonably requested by CHS or the Company in connection with the Strategic Plan and the Reorganization Plan, and will not take any action to interfere with the Strategic Plan or the Reorganization Plan.

         14. COUNTERPARTS. This Letter Agreement may be executed in one or more counterparts, via telefax, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

         15. NO WAIVER. Except as expressly provided in this Letter Agreement, the Holders are not waiving any defaults or other rights, and reserve all rights and remedies they may have against CHS.

         16. SUCCESSORS AND ASSIGNS. This Letter Agreement shall be binding upon each party hereto, their successors and assigns.

                                * * * * * * * *

         If the foregoing accurately reflects our understanding, please indicate your acceptance by signing a copy of this letter and returning it to the undersigned.

                                    CHS ELECTRONICS, INC.


                                    By:  _______________________________________
                                    Name:
                                    Title:

ACCEPTED AND AGREED TO:


Print Name: ___________________
By:  _________________________      Principal Amount of CHS Liability:__________


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      Name:
      Title:

                                    Address for Notices:
                                    ____________________________________________
                                    ____________________________________________
                                    ____________________________________________


         ACCEPTED AND AGREED TO:

                                    EUROPA IT APS

                                    By:  _______________________________________
                                         Name:  Mark Keough
                                         Title: Director







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EXHIBIT A

           SUMMARY OF PROPOSED STRATEGIC PLAN AND REORGANIZATION PLAN

I.       ISSUER:           Europa IT ApS (the "Company")
II.      EXCHANGE
         PARTICIPANTS:     (i) the 9.875% Senior Notes due 2005 of CHS (the
                           "Notes"), (ii) the Floating Rate Convertible
                           Debentures due 2003 of CHS (the "Debentures") and
                           (iii) the general unsecured claims against CHS
                           ("Claims" and, together with the Notes and the Debentures, the "CHS Liabilities").

III.     EXCHANGE TERMS
         Transaction       Under the Reorganization Plan, the Company will issue
                           to CHS a package of securities in exchange for the assets listed on Exhibit B, which include (a) the shares of the European Subsidiaries and (b) certain rights with respect to earn-out agreements and certain other assets of CHS, all of which are set forth on Exhibit B hereto (collectively, the "Exchange Assets"). The package of securities that the Company will issue to CHS will include: (i) 5% of the fully diluted common stock of the Company, (ii)
                           30 Month Notes and Redeemable Convertible Preferred
                           Stock, and (iii) 15% of the fully diluted common stock of the Company. The Reorganization Plan will provide that (i) will be retained by Reorganized CHS.
                           The Reorganization Plan will also provide that (ii),
                           (iii), and 25% of the fully diluted common stock of Reorganized CHS will be distributed by CHS in the manner described below to all holders of allowed claims against CHS including but not limited to those holders of allowed claims that have signed the Letter
                           Agreements.

                           The Exchange Assets will be transferred to the Company free and clear of all liens, claims, encumbrances and interests. The Reorganization Plan will also provide for an injunction prohibiting anyone from asserting any claims or other rights against the Company that relate to CHS other than claims relating to the equity or debt securities to be delivered by the Company to CHS pursuant to the Reorganization Plan.

                           THE TERMS OF THE REORGANIZATION PLAN ASSUME THAT ALLOWED GENERAL UNSECURED CLAIMS AGAINST CHS (INCLUDING BUT NOT LIMITED TO CLAIMS RELATING TO THE NOTES, THE DEBENTURES, AND THE CLAIMS) WILL NOT EXCEED $500 MILLION, AND NEITHER THE COMPANY NOR THE HOLDER SHALL BE OBLIGATED TO PROCEED WITH THE PROPOSED TRANSACTION IF SUCH CLAIMS EXCEED SUCH AMOUNT.

         Consideration:    Under the Plan, Holders of claims against CHS will be
                           asked to


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                           choose their share of either the equity or debt
                           securities paid to CHS by the Company. Holders may make more than one election by subdividing their claims. All creditors will participate pro-rata in the distribution of 25% of the equity securities of Reorganized CHS. If either the debt securities or the equity securities paid to CHS by the Company are over-subscribed, the over-subscribed portion will be allocated under-subscribed securities on a PRO RATA basis. The terms of the equity and debt securities that CHS will distribute to holders of allowed claims against CHS are set forth below.

DEBT PACKAGE

30 Month Notes              Distribution by CHS:      $7.50 per $100 claim
                            Issue Size                $22.5 million
                            Interest Rate:            10% p.a.,
                            Maturity:                 30 months
                            Principal Repayments:     5 equal installments on
                                                      each 6
                                                      month anniversary of issue
                                                      date
                            Registration Rights:      Demand rights after 18
                                                      months
                            Callable:                 at any time at par plus
                                                      accrued
                                                      interest



EQUITY PACKAGE







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Redeemable Convertible   Distribution by CHS:    $22.50 per $100 claim
Preferred Stock          Issue Size:             $45 million
                         Dividend Rate:          10% if paid in cash;
                                                 alternatively, at the option of
                                                 the Company, payable in kind
                                                 at 12% for first two years,
                                                 13% in year 3, and 14% in
                                                 year 4
                         Conversion Date:        Fourth anniversary
                         Redeemable:             Anytime at par plus accrued
                                                 interest

                         Registration Rights:    Demand rights after 18
                                                 months

                         Conversion Rate:        Each $1.0 million of preferred
                                                 is convertible into 1% of
                                                 Europa IT Common Stock
                                                 (I.E., convertible to 45% of
                                                 equity)

Common Stock                                     15% of the fully diluted equity
                                                 capital of Europa IT as of the
                                                 closing date

         ACCRUED INTEREST: An interest on all Claims shall fully accrue through the date the Bankruptcy Case is filed, but shall cease to accrue after the filing date. No accrued and unpaid interest on the Notes or Debentures shall be paid by the Company but shall be included in allowed claims to the effective date of the Reorganization Plan.

IV.      COUNSEL TO
         NOTEHOLDERS
         COMMITTEE:
                           David C.L. Frauman
                           Lawrence A. Larose
                           Cadwalader, Wickersham & Taft
                           100 Maiden Lane
                           New York, New York  10038
                           Ph:   212-504-6652
                           Fax:  212-504-6666
VI.      COUNSEL TO
         THE COMPANY:      James Conlan                    Robert L. Asher
                           Sidley & Austin                 Sidley & Austin
                           Bank One Plaza                  1 Threadneedle Street
                           Chicago, Illinois 60603         London EC2R 8AW
                           Ph:  312-853-7000               ENGLAND
                           Fax: 312-853-7036               Ph: 44-20-7360-3727


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                                                           Fax: 44-20-7626-7937
                           Perry L. Landsberg
                           Sidley & Austin
                           555 W. Fifth Street
                           Los Angeles, California  90013
                           Ph:  213.896-6000
                           Fax: 213.896-6600

VII. COUNSEL TO CHS:       Thomas R. Lehman, P.A.
                           Tew Cardenas Rebak Kellogg Lehman DeMaria & Tague,
                           L.L.P.
                           201 S. Biscayne Blvd.
                           Suite 2600 Miami, FL 33131 Tel.:
                           305-536-1112 Fax: 305-536-1116

VIII. COUNSEL TO IBM:      Marc S. Kirschner, Esq.
                           Jones Day
                           599 Lexington Avenue
                           New York, NY 10022
                           Tel.: 212-326-3939
                           Fax: 212-755-7306








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EXHIBIT B

1. CAPITAL STOCK OF SUBSIDIARIES TO BE INCLUDED IN EUROPAIT TRANSACTION

COMMON NAME                 LEGAL NAME

CHS Baltic                 CHS Baltic
CHS Croatia                CHS Elektronika d.o.o.
CHS Denmark                CHS Electonics  A/S Denmark
CHS Estonia                CHS Eesti AS
CHS France                 CHS France S.A.
CHS Hungary                CHS Hungary Kft
CHS Lars Krull             Lars Krull Norway ASA
CHS Metrologie             Metrologie SA
France
CHS Metrologie             Metrologie Slovakia
Slovakia
CHS Metrologie             Metrologie Systeme GmbH
Germany
CHS Portugal               CHS Next D.S.
CHS Poland                 ABC Data Z.o.o.
CHS Riga                   CHS Riga
CHS Romak                  Romak Computers Ltd.
CHS Russia                 Computer Hardware and
                           Software
CHS SMG                    Santech Micro Group Norway
Norway                     ASA
CHS SMG Sweden             Santech Micro Group Sweden
                           AB
CHS TH Systems             TH'system a.s.
Czech








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RIGHTS OF CHS TO BE INCLUDED IN THE TRANSACTION (RELATED TO OWNERSHIP DISPUTES
   OR EARN-OUT AGREEMENTS)


COMMON NAME                 LEGAL NAME

Karma Austria              Karma Computerhandles A.G.
Karma Belgium              Karma Belgium
Karma Czech                Karma Czech a.s.
Karma Germany              Karma Computer GmbH
Karma Greece               Karma Okrabit S.A.
Karma Italy                Karma Italia S.R.L.
Karma Netherlands          Bosmark N.V.
Verysell Russia            CHS-CIS S.A.
CHS Slovenia               Atlantis Skupina d.o.o.
Karma Portugal             Carre & Ribeiro Informatica
                           Lda
Karma Singapore            Karma Distribution Singapore
                           Pte. Ltd.
Karma Switzerland          Karma Components GmbH
Karma Turkey               Karma Donanim Yazilim San.
                           Ve Tic A.S.
Karma Dubai                Karma (M.E.) Dubai








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FURTHER ASSETS TO BE INCLUDED; NO LIABILITIES ASSUMED (TO BE CLARIFIED WITH
   CHS)

COMMON NAME                 LEGAL NAME

CHS Yakumo                 Yakumo Electronics GmbH
Germany                    Europe
CPO                        CHS-CPO GmbH
Karma Hong Kong            Karma Asia Pacific Ltd.
A&A Croatia                A&A d.o.o.
A&A Czechia                A&A Data Storage Services
                           a.s.
A&A Slovakia               A&A Spol s.r.l
CHS Bohemia                CHS Bohemia S.R.D.
CHS McDOS NL               McDOS B.V.
CHS Merisel                Merisel France SNC
France SNC
CHS Raphael                Raphael Informatika S.p.A.
Informatika
CHS Yakumo                 CHS Yakumo Hong Kong
Hong Kong
Karma Denmark              Karma Denmark ApS
Karma Finland              Karma Finland Oy
Karma France               Karma S.A.R.L.
Karma Norway               Karma Norway
Karma Poland               Karma International Group
                           Sp.z.o.o.
Karma Russia               Karma Russia
Karma Slovakia             Karma Slovakia
EDC France                 EDC France
Metrologie                 Metrologie International
International
Merisel S.A.               Merisel S.A.
Karma                      Karma International sarl
International sarl.
Karma                      Karma International GmbH
International
GmbH
Karma Spain                Karma Spain
CHS Slovakia               CHS Slovakia s.r.o.
Minfinco, Inc              Minfinco, Inc
Merisel France Inc.        Merisel France Inc
CHS Czechia                CHS Czechia s.r.o.
CHS Russia Ltd.            CHS Russia Ltd.








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CHS Kventa                 Kventa Kft








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